Exhibit 99.1

Investor Relations:

Christopher Taylor

781-398-2466

Media Relations:

Sarah Emond

781-398-2544

For Immediate Release

Oscient Pharmaceuticals Names Aaron D. Berg Vice President of Marketing

and Mark A. Glickman Vice President of Sales

— Company taps former Kos Pharmaceuticals executives to head key growth functions —

Waltham, Mass., August 23, 2007 – Oscient Pharmaceuticals Corporation (Nasdaq: OSCI) has appointed two senior leaders with extensive cardiovascular experience from the highly successful commercial team at Kos Pharmaceuticals to key sales and marketing leadership positions. Aaron D. Berg has been named Vice President of Marketing and Mark A. Glickman, Vice President of Sales, effective today. Mr. Berg and Mr. Glickman will report directly to Nick Colangelo, Executive Vice President.

“Welcoming to Oscient such a dynamic sales and marketing leadership team who understand the patient, physician, policy and payor communities is an exciting and important event for our Company,” stated Steven M. Rauscher, President and CEO. “Mark and Aaron were vital members of Kos’ commercial team that drove revenue from $50 million per year to more than $900 million, generating and managing one of the highest growth rates in the industry. Their experience with growth-stage companies will be invaluable as we continue to build on the approximately $40 million in product revenues we achieved in the first half of 2007.”

Mr. Berg served as Vice President of Marketing at Kos where he directed all marketing activities for in-line and new products, including strategic and tactical business planning and execution, market research and lifecycle management and held concurrent responsibility as Vice President, Sales for the Eastern Division leading up to Abbott’s acquisition of Kos. Prior to his promotion to Vice President of Marketing, Mr. Berg was Executive Director of Marketing at Kos, where he directed brand strategy for the Kos flagship product, NIASPAN. Mr. Berg joined Kos from GlaxoSmithKline where he was the Senior Product Manager for AVANDIA. Previously, Mr. Berg held positions of increasing responsibility in sales, disease management and marketing at Schering-Plough and helped make IMDUR the highest prescribed long-acting nitrate product worldwide with sales in excess of $200 million. Mr. Berg received a B.S. in Marketing from the University of Maryland.

Following the Abbott acquisition of Kos Pharmaceuticals, Mr. Glickman joined Bayer Healthcare’s Diabetes Care Division as Vice President of Sales. While at Kos, Mr. Glickman helped build the commercial organization by holding various positions including Director of Marketing and Regional Sales Director before his promotion to Vice President of Sales. As Director of Marketing, Mr. Glickman was responsible for the launch of ADVICOR, the second commercial product for Kos. Prior to Kos, he was at Bristol-Myers Squibb as a cardiovascular product manager and senior product manager for PLAVIX and VANLEV, where, during his tenure, he contributed to a $400 million increase in PLAVIX revenue. Mr. Glickman also was employed by Baxter Healthcare as a sales specialist, regional sales manager and then as General Manager of Sales, for a $100 million medical and surgical supply portfolio. Mr. Glickman received his M.B.A. from New York University and a B.A. in Political Science from the State University of New York.

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New Vice Presidents

August 23, 2007

“Aaron and Mark have an exceedingly strong track record of success in the sales and marketing of pharmaceutical products, with particularly strong achievements in the cardiovascular category and in the context of a high-growth emerging pharmaceutical company,” stated Nick Colangelo, Executive Vice President. “Our cardiovascular product ANTARA has hit new highs for total prescriptions in the last two reported weeks – more than 10,000 prescriptions each week – and we are confident that Aaron and Mark, with their keen understanding of the market and well-established network, can build on the solid base we have established with ANTARA and FACTIVE and facilitate the growth of our portfolio in the future.”

Consistent with the Company’s philosophy of aligning the interests of its management with those of its stockholders, Oscient granted each of Mr. Berg and Mr. Glickman an equity grant consisting of (i) a non-qualified option to purchase up to 50,000 shares of the Company’s common stock with an exercise price equal to the fair market value of Oscient’s common stock at the close of the market on their start date, August 22, 2007, and (ii) 25,000 shares of the Company’s restricted common stock. Both the option and restricted stock awards vest in four equal annual installments subject to acceleration upon termination in connection with a change of control. These awards were granted pursuant to the NASDAQ Marketplace Rule 4350(i)(1)(A)(iv) because the grants are being made as inducements to Mr. Berg and Mr. Glickman entering into employment with Oscient.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a commercial-stage pharmaceutical company marketing two FDA-approved products with its national primary care sales force. ANTARA® (fenofibrate) capsules is indicated for the adjunct treatment of hypercholesterolemia (high blood cholesterol) and hypertriglyceridemia (high triglycerides) in combination with diet. FACTIVE® (gemifloxacin mesylate) tablets is an antibiotic approved for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity. Oscient also has a novel, late-stage antibiotic candidate, Ramoplanin, under investigation for the treatment of Clostridium difficile-associated disease (CDAD).

For important information regarding the safety and use of ANTARA and FACTIVE, please see the full prescribing information available at www.antararx.com and www.factive.com.

Forward-Looking Statement

This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements with regard to the impact that Mr. Berg and Mr. Glickman may have on the future revenue growth of the Company’s products. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These risks include, but are not limited to (a) our ability to successfully commercialize and market ANTARA or FACTIVE due to: the limitations on our resources and experience in the commercialization of products; lack of acceptance by physicians, patients and third party payors; unanticipated safety, product liability, efficacy, or other regulatory issues; delays in recruiting and training sales personnel; problems relating to manufacturing or supply; delays in the supply of products by the third party manufacturers and suppliers on which we rely; inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers; and competition from other products; (b) the delay in or inability to obtain additional regulatory approvals of our products and product candidates due to negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidate; (c) delays by the FDA; and (d) claims against us by third parties, including claims relating to our intellectual property position. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2007 and in other filings that we may make with the Securities and Exchange Commission from time to time.

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